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                                                                  EXHIBIT 23(i)

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 1994 in this Amendment No. 4 to the Registration Statement (Form S-2, No. 33-56409) and related Prospectus of American Standard Companies Inc. for the registration of common stock.

We also consent to the use of our report dated March 14, 1994, with respect to the financial schedules of American Standard Companies Inc. for the years ended December 31, 1992 and 1993 in this Amendment No. 4 to the Registration Statement.

                                      /s/ ERNST & YOUNG LLP
                                      ----------------------
                                          ERNST & YOUNG LLP

New York, New York
January 31, 1995